Exhibit 99.1

Rigetti Computing Reports Second Quarter 2024 Financial Results

BERKELEY, Calif., Aug. 8, 2024 (GLOBE NEWSWIRE) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

●	Total revenues for the three months ended June 30, 2024 were $3.1 million
●	Total operating expenses for the three months ended June 30, 2024 were $18.1 million
●	Operating loss for the three months ended June 30, 2024 was $16.1 million
●	Net loss for the three months ended June 30, 2024 was $12.4 million
●	For the period from April 1 - July 12, 2024 raised $27.8 million from the sale of 24.1 million common shares under our current ATM program, including $15.8 million raised in the three months ended June 30, 2024
●	As of June 30, 2024 cash, cash equivalents and available-for-sale securities totaled $100.5 million

Technology Updates

Roadmap and QPU Performance

Rigetti remains on track to develop and deploy its anticipated 84-qubit Ankaa™-3 system with the goal of achieving a 99+% median 2-qubit gate fidelity by the end of 2024.

“We are seeing very promising results both with fidelity and speed on our current systems which leverage the underpinning technology of our upcoming Ankaa-3 system. Our 24-qubit system is performing in the 99% range for 2-qubit fidelity. Our gate speeds are 60-80ns, making our systems twice as fast as other superconducting quantum computing players, and 3-4 orders of magnitude faster than trapped ion and pure atom quantum computing systems. We are confident that we can translate this level of performance to our 84-qubit chip,” says Dr. Subodh Kulkarni, Rigetti CEO.

Continued Leadership in QPU Scaling Technology

Published Research on Modular Chip Architecture: Rigetti continues to demonstrate leadership in developing high performing, scalable quantum processors. In May 2024, Rigetti’s research introducing multichip tunable couplers, floating tunable couplers that can be used to entangle qubits on separate chips, was published in the peer-reviewed scientific journal, Physical Review Applied. Rigetti introduced the world’s first modular chip architecture in 2021, unlocking the ability to connect multiple identical chips into a large-scale quantum processor. This modular approach exponentially reduces manufacturing complexity and allows for accelerated, predictable scaling.

This architecture will allow for future Ankaa systems to be tiled together to create larger qubit count processors without sacrificing gate performance.

DARPA Benchmarking Phase 2 Research: Furthering the Company’s work to improve the industry’s understanding of the requirements needed for fault-tolerant quantum computers, in June 2024 Rigetti released preliminary research on the resource estimation framework the company developed in Phase 1 of the DARPA Benchmarking Program. Rigetti’s manuscript presents the resource estimation framework and a software tool that estimates the physical resources required to execute specific quantum algorithms, compiled into their graph-state form, and laid out onto a modular superconducting hardware architecture. Rigetti will continue to work to optimize quantum algorithms for a variety of applications and improve the utility estimates to understand the value proposition of future quantum computers.

Quantum Optimization Algorithm Development

The limited number of qubits available on current quantum computers is a challenge that must be overcome to deliver utility in quantum combinatorial optimization. In July 2024, Rigetti introduced a method to solve large combinatorial problems using a small number of qubits. This method introduces a qubit-efficient combinatorial solver, which stores classical variables in an entangled wave function of fewer qubits. Rigetti’s manuscript demonstrates this method on Rigetti’s Ankaa-9Q-3 system.

Conference Call and Webcast
Rigetti will host a conference call later today, August 8, 2024, at 4:30 p.m. ET, or 1:30 p.m. PT, to discuss its second quarter 2024 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/p9p5pvoq or the “Events & Presentations” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, please dial in toll free at 1-888-596-4144. When your line is picked up, please type in Conference ID 6114948 and press #.

About Rigetti
Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Contacts
Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to the success and performance, including anticipated future performance improvements of the Ankaa-2 system, including the 9-qubit Ankaa system, its ability to improve 2-qubit gate fidelity performance on future systems, expectations related to the Company’s ability to achieve milestones including developing the Ankaa-3 84-qubit system and the 336-qubit Lyra system on the anticipated timing or at all; future sales or leases of the Novera QPU, customer adoption of the Ankaa-2 and Ankaa-3 systems and Novera QPU, the success of, benefits of and future sales related to the Novera QPU Partner Program; expecations with respect to scaling to create larger qubit systems without sacrificing gate performance using the Company’s modular chip architecture; expectations regarding optimization of quantum algorithms based on the DARPA benchmarking program; expectations with respect to combinatorial optimization for algorithm development; expectations with respect to a vibrant on-premises quantum computing market and the needs and benefits thereof; expectations with respect to a quantum-ready society; expectations with respect to the Company’s partners and customers and the quantum computing plans and activities thereof; the Company’s expectations with respect to its unique position to tackle the challenges of building a quantum computer capable of addressing real-world problems and practical quantum computing; the Company’s expectations with respect to the timing of next generation systems; the Company’s expectations with respect to the anticipated stages of quantum technology maturation, including its ability to develop a quantum computer that is able to solve a practical, operationally relevant problem significantly better, faster, or cheaper than a current classical solution and achieve quantum advantage on the anticipated timing or at all. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the ability of the Company to expand its QPU sales and the Novera QPU Partnership Program; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions and the state of war between Israel and Hamas and related threat of a larger conflict), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$20,684	$21,392
Available-for-sale investments	79,792	78,537
Accounts receivable	5,232	5,029
Prepaid expenses and other current assets	3,959	2,709
Total current assets	109,667	107,667
Property and equipment, net	45,651	44,483
Operating lease right-of-use assets	6,850	7,634
Other assets	244	129
Total assets	$162,412	$159,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,843	$5,772
Accrued expenses and other current liabilities	7,609	8,563
Deferred revenue	836	343
Current portion of debt	13,042	12,164
Current portion of operating lease liabilities	2,234	2,210
Total current liabilities	25,564	29,052
Debt, less current portion	3,364	9,894
Operating lease liabilities, less current portion	5,455	6,297
Derivative warrant liabilities	3,410	2,927
Earn-out liabilities	2,461	2,155
Total liabilities	40,254	50,325
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 179,596,760 shares issued and outstanding at June 30, 2024 and 147,066,336 shares issued and outstanding at December 31, 2023	17	14
Additional paid-in capital	508,971	463,089
Accumulated other comprehensive income	123	244
Accumulated deficit	(386,953)	(353,759)
Total stockholders’ equity	122,158	109,588
Total liabilities and stockholders’ equity	$162,412	$159,913

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$3,086	$3,327	$6,138	$5,527
Cost of revenue	1,096	597	2,648	1,106
Total gross profit	1,990	2,730	3,490	4,421
Operating expenses:
Research and development	11,870	13,219	23,341	26,925
Selling, general and administrative	6,205	5,747	12,819	14,761
Restructuring	—	—	—	991
Total operating expenses	18,075	18,966	36,160	42,677
Loss from operations	(16,085)	(16,236)	(32,670)	(38,256)
Other income (expense), net
Interest expense	(969)	(1,574)	(2,076)	(3,038)
Interest income	1,218	1,199	2,341	2,483
Change in fair value of derivative warrant liabilities	2,100	(5)	(483)	(878)
Change in fair value of earn-out liabilities	1,315	(350)	(306)	(631)
Total other income (expense), net	3,664	(730)	(524)	(2,064)
Net loss before provision for income taxes	(12,421)	(16,966)	(33,194)	(40,320)
Provision for income taxes	—	—	—	—
Net loss	$(12,421)	$(16,966)	$(33,194)	$(40,320)
Net loss per share attributable to common stockholders - basic and diluted	$(0.07)	$(0.13)	$(0.21)	$(0.32)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	171,903	128,515	161,705	126,657

RIGETTI COMPUTING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(33,194)	$(40,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,334	4,249
Stock-based compensation	6,278	5,058
Change in fair value of earn-out liabilities	306	631
Change in fair value of derivative warrant liabilities	483	878
Change in fair value of forward contract	—	1,144
Impairment of deferred offering costs	—	836
Accretion of available-for-sale securities	(1,776)	(1,571)
Amortization of debt issuance costs, commitment fees and accretion of debt end-of-term liabilities	547	682
Non-cash lease expense	784	764
Changes in operating assets and liabilities:
Accounts receivable	(203)	(1,394)
Prepaid expenses, other current assets and other assets	(1,021)	(889)
Deferred revenue	493	(128)
Accounts payable	(1,085)	(1,298)
Accrued expenses and operating lease liabilities	(1,602)	(2,260)
Net cash used in operating activities	(26,656)	(33,618)
Cash flows from investing activities:
Purchases of property and equipment	(7,538)	(5,735)
Purchases of available-for-sale securities	(75,995)	(57,619)
Maturities of available-for-sale securities	76,500	60,589
Net cash used in investing activities	(7,033)	(2,765)
Cash flows from financing activities:
Payments of principal of notes payable	(6,199)	(2,858)
Proceeds from sale of common stock from sales through Common Stock Purchase Agreement	12,838	2,348
Proceeds from sale of common stock from sales through At-The-Market (ATM) Offering	26,833	—
Payments of offering costs	(447)	(107)
Proceeds from issuance of common stock upon exercise of stock options and warrants	68	903
Net cash provided by financing activities	33,093	286
Effects of exchange rate changes on cash and cash equivalents	(112)	(79)
Net decrease in cash and cash equivalents	(708)	(36,176)
Cash and cash equivalents – beginning of period	21,392	57,888
Cash and cash equivalents – end of period	$20,684	$21,712
Supplemental disclosures of other cash flow information:
Cash paid for interest	$1,504	$2,330
Non-cash investing and financing activities:
Capitalization of deferred costs to equity upon share issuance	132	13
Purchases of property and equipment recorded in accounts payable	739	307
Purchases of property and equipment recorded in accrued expenses	849	33
Purchases of deferred offering costs in accounts payable	29	—
Unrealized (Loss) Gain on short term investments	(16)	241